Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$57,998,454
Unrealized Gain (Loss) on Market Value of Futures	(48,250,724)
Dividend Income	72,424
Interest Income	456,961
ETF Transaction Fees	11,000
Total Income (Loss)	$10,288,115

Expenses
General Partner Management Fees	$151,012
Professional Fees	52,563
Brokerage Commissions	93,542
Non-interested Directors' Fees and Expenses	3,499
Prepaid Insurance Expense	2,523
NYMEX License Fee	3,775
SEC & FINRA Registration Expense	11,289
Total Expenses	$318,203
Net Income (Loss)	$9,969,912

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/19	$322,503,862
Additions (500,000 Shares)	10,448,695
Withdrawals (3,900,000 Shares)	(86,090,759)
Net Income (Loss)	9,969,912

Net Asset Value End of Month	$256,831,710
Net Asset Value Per Share (12,884,588 Shares)	$19.93

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596